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                                                                    EXHIBIT 99.1


                                                                    NEWS RELEASE


Contact: Alice Ducq (301) 353-1560 x 3153 (ducqa@ttc.com), TTC Don Strohmeyer, (858) 623-2200, Applied Digital Access Jim Keefe, (858) 623-2200, Applied Digital Access Steve Cantor (781) 272-6100 (scantor@dynatech.com), Dynatech Corporation


         TTC, A DIVISION OF DYNATECH, TO ACQUIRE APPLIED DIGITAL ACCESS DYNATECH TO PURCHASE ALL OUTSTANDING SHARES OF ADA FOR $80 MILLION


         GERMANTOWN, MD AND SAN DIEGO, CA September 8, 1999 -- TTC, a unit of Dynatech Corporation (OTC-BB: DYNA), and Applied Digital Access, Inc. (NASDAQ:
ADAX), today jointly announced that Dynatech Corporation will acquire, in a cash tender offer, all outstanding shares of San Diego-based Applied Digital Access
(ADA) for an aggregate of approximately $80 million, or $5.37 per share.

         "This acquisition reflects our long-term growth strategy to become the leading provider of network optimization solutions," said John Peeler, president and chief executive officer of TTC, which had sales of $239 million in fiscal 1999. "ADA is known as a leading provider of innovative service fulfillment and service assurance solutions to a segment of our addressed market. By leveraging ADA systems and software products, as well as the quality of its people, TTC will be positioned to offer telecommunications service providers worldwide a complete solution for service management."

         Upon completion of the merger, ADA products will be integrated under the TTC brand.

         "By combining with TTC, ADA's portfolio of systems and software products will find new markets including CLECs and wireless carriers," said Don Strohmeyer, ADA chief executive officer. "We view this agreement as a win for all of the parties involved, and for the service provider market as a whole."

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         According to Ned Lautenbach, chairman, president and chief executive officer of Dynatech, "The purchase of ADA is representative of Dynatech's strategy of maximizing the value of its businesses through a combination of strong internal investment and, where prudent, selective strategic acquisitions."

         The tender offer is subject to, among other things, the tender of at least a majority of all the shares outstanding, as well as other customary conditions including clearance under the Hart-Scott-Rodino Act. Pursuant to the merger agreement, any shares not purchased in the offer (other than shares as to which dissenters' rights have been perfected) will be acquired for the same price in cash, in a second-step merger.

         Dynatech Corporation (OTC-BB: DYNA) is a global communications equipment company focused on network technology solutions. Its products address communications test, industrial computing and communications, and visual communications applications. Headquartered in Burlington, Massachusetts, Dynatech sells its products worldwide through subsidiaries located throughout the Americas, Europe and Asia.

         Applied Digital Access, Inc. (NASDAQ: ADAX) is a leading provider of innovative telecommunications service fulfillment and service assurance solutions. These solutions enable telecommunications service providers to improve network operations performance, proactively manage the quality of service, increase productivity, and lower operating expenses. The company is headquartered in San Diego, California.

         TTC, a unit of Dynatech Corporation, designs and markets network analyzers, systems and software, and provides consulting services and technical training that enable optimized network performance. Known for its T-BERD and FIREBERD analyzers, TPI handheld instruments, CENTEST centralized test systems and the NetAnalyst Test Operations Support System, TTC customers include telecommunications service providers, enterprises and governments worldwide.
TTC is based in Germantown, Md. TTC, T-BERD, FIREBERD and CENTEST are registered trademarks of TTC.


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NOTE: THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE
MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH REFLECT THE COMPANY'S CURRENT JUDGMENT ON CERTAIN ISSUES. BECAUSE SUCH STATEMENTS APPLY TO
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ACTUAL RESULTS TO DIFFER MATERIALLY. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL
RESULTS TO DIFFER MATERIALLY ARE DESCRIBED IN THE COMPANY'S REPORTS ON FORM 10-K AND 10-Q ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.